SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): April 16, 1997


                             Saf T Lok Incorporated
     (Exact name of registrant as specified in its charter)


        Florida                1-11968            65-0142837
       (State of             (Commission     (IRS Employer Iden-
    Incorporation)          File Number)       tification No.)




       18245 S.E. Federal Highway, Tequesta, Florida 33469
            (Address of principal executive offices)


Registrant's telephone number, including area code: 561-743-5625

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Item 5.     OTHER EVENTS

John L. Gardner became President of the Registrant on April 16, 1997, assuming that position from Franklin W. Brooks, who remains Chairman of the Board. Mr. Gardner now serves as Chief Executive Officer of the Registrant. Additionally, Mr. Gardner was elected as a Director of the Registrant.

Mr. Gardner (age 61) has been Chairman and Chief Executive Officer of Central Florida Innovation Corporation, a high technology business incubator in Orlando, Florida since 1996. Prior to that, from 1993 to 1996 he served as Vice President and General Manager of the Orlando division of Coleman Research Cor poration, a computer hardware engineering company. From 1986 through 1993 he worked for McDonnell Douglas, most recently as Vice President/ General Manager of its Laser and Electronics Systems Division generating $230 million in annual sales. Mr. Gardner earned a bachelors of science degree in mathematics and physics from Louisiana State University in 1957 and a masters of science degree in aeronautics from the California Institute of Technology in 1958. He attended Harvard University's Advanced Management Program in 1991.

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                        S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 18, 1997                   SAF T LOK INCORPORATED


                                   By:
// Frank Brooks
________________________________      Franklin W. Brooks, Chairman